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                       Securities and Exchange Commission
                             Washington, D.C. 20549





                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                  July 21, 2000
                                  -------------

                            IMX PHARMACEUTICALS, INC.
                            -------------------------
             (Exact name of Registrant as specified in its charter)

                        Commission File Number 000-30294
                                               ---------


Utah                                                          87-0394290
---------                                                     ----------
(State or other jurisdiction of                        (I.R.S.  Employer
incorporation or organization                        Identification No.)



         2295 Corporate Boulevard, Suite 131, Boca Raton, Florida 33431
         --------------------------------------------------------------
                    (Address of Principal Executive Offices)



                                  561.998.5660
                                  ------------
              (Registrant's Telephone number, including area code)


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ITEM 2.  Acquisition or Disposition of Assets.

         On July 21, 2000, IMX Pharmaceuticals, Inc. ("IMX") entered into and closed a Revised Agreement for Sale and Purchase of Assets with ETI International, Inc. ("ETI") and Dri-Kleen, Inc. d/b/a Enviro-Tech International ("ETIC") (the "Revised Agreement"). Under the terms of the Revised Agreement, the Agreement for the Sale and Purchase of Assets among the same parties dated May 17, 2000 (the "Agreement"), as reported in IMX's 8-K filed on May 31, 2000 was rescinded. The Revised Agreement revised and modified the Agreement in the following respects:

1. In addition to IMX's purchase of certain assets of ETIC, which include the distribution network consisting of ETI independent distributors, certain tangible personal property, including equipment, supplies, software and production materials, contract rights, permits and goodwill, IMX also purchased:

                  a. All of ETIC's inventory on hand as of the closing date; and

                  b. Certain real property, machinery, and equipment located in Elbow Lake, Minnesota owned by ETIC (the "Elbow Lake Property").

                  In addition, IMX also received a license to use certain property located in Las Vegas, Nevada owned by ETIC (the "Las Vegas Property").

         2. Under the terms of the Revised Agreement, IMX is to pay ETIC $1,900,000 and 2,500,000 shares of restricted common stock of IMX (the "IMX Shares") for all of the assets to be sold, excluding the inventory. IMX will pay $600,000 for the inventory. IMX has granted ETIC "piggy-back" registration rights for the IMX shares. In accordance with the terms of the Revised Agreement, IMX has paid a refundable deposit of $1,250,000 to ETIC. The balance of the cash portion of the purchase price is payable as follows: $650,000 and the IMX shares were payable at closing. The $600,000 inventory portion is payable as the inventory is sold by IMX with any remaining balance due and payable ninety days (90) after the closing date.

         3. Under the terms of the Revised Agreement, IMX assumed the mortgage and other expenses in connection with the Elbow Lake Property. In addition, IMX may make certain payments to some of the mortgage holders on the Las Vegas Property.

         The purchase price was determined after an arms' length negotiation, and the funds used to pay the refundable deposit came from the working capital of IMX. IMX intends to seek, and believes it will obtain, funds from one or more private investors to provide the financing necessary to pay the deferred payments.

         Commencing as of May 22, 2000, IMX has distributed Enviro-Tech's products and operated its network sales and marketing divisions.

         IMX has also entered into a Revised Supply Agreement, for a ten (10) year term, which is automatically renewable for successive ten (10) year terms, whereby it has agreed to purchase a certain number of gallons per month of Dri Wash formula at its cost, which is subject to adjustments. In addition, for the first five (5) years of such agreement, IMX has agreed to pay a royalty equal to twenty (20%) percent of the purchase price of the Dri Wash formula, with a guaranteed minimum annual royalty of $300,000 (except that the minimum guaranteed royalty shall be $286,000 for the first year).

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ITEM 7.  Financial Statements and Exhibits.

         (a) Financial statements of businesses acquired. To be filed by amendment.

         (b)      Pro forma financial statements.  To be filed by amendment.

         (c)      Exhibits

Exhibit No.       Description

10.13 Revised Agreement for Sale and Purchase of Assets among IMX Pharmaceuticals, Inc., ETI International, Inc. and Dri-Kleen, Inc. d/b/a Enviro-Tech International, dated July 21, 2000.

10.14 Revised Supply Agreement among IMX Pharmaceuticals, Inc., ETI International, Inc. and Dri-Kleen, Inc. d/b/a Enviro-Tech International, dated July 21, 2000.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                          IMX PHARMACEUTICALS, INC.

                                          By: /s/ William A. Forster
                                             ----------------------------------
                                               William A. Forster, President

Dated:   July 26, 2000